SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ANIMAS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	23-2860912
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

200 Lawrence Drive
West Chester, Pennsylvania	19380
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333—113008

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value
(Title of Class)

ITEM 1. Description of Registrant’s Securities to be Registered.
ITEM 2. EXHIBITS.
SIGNATURE
FORM OF STOCK CERTIFICATE

ITEM 1. Description of Registrant’s Securities to be Registered.

     Animas Corporation is registering shares of common stock, $0.01 par value, pursuant to a registration statement on Form S-1, File No. 333-113008, that was originally filed with the Securities and Exchange Commission on February 23, 2004 (as subsequently amended, the “Registration Statement”). The description of the common stock set forth in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended, is hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.

ITEM 2. EXHIBITS.

* 1.	Amended and Restated Certificate of Incorporation of Animas Corporation (Incorporated by Reference to Exhibit 3.1 of the Registration Statement)
* 2.	Form of Certificate of Amendment of Certificate of Incorporation of Animas Corporation (Incorporated by Reference to Exhibit 3.2 of the Registration Statement)
* 3.	Form of Amended and Restated Certificate of Incorporation of Animas Corporation (Incorporated by Reference to Exhibit 3.3 of the Registration Statement)
* 4.	Bylaws of Animas Corporation (Incorporated by Reference to Exhibit 3.4 of the Registration Statement)
* 5.	Form of Amended and Restated Bylaws of Animas Corporation (Incorporated by Reference to Exhibit 3.5 of the Registration Statement)
6.	Form of Specimen Stock Certificate of Animas Corporation

*	Incorporated by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANIMAS CORPORATION

	By:	/s/ Katherine D. Crothall

	Name:	Katherine D. Crothall
	Title:	President and Chief Executive Officer

Date: April 29, 2004